Exhibit 99.01

United States Bankruptcy Court

Southern District of New York

Debtors:  Frontier Airlines Holdings, Inc., et al. (1)

Case Number:   Jointly Administered 08-11298 (RDD)

Monthly Operating Report for the Period:

Month ended August 31, 2008

Debtors’ Address:

7001 Tower Road

Denver, CO 80249

Monthly Operating Loss:  $5.6 million

Debtors’ Attorney:

Marshall Huebner

Damian Schaible

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Telephone:  (212) 450-4000

Fax : (212) 450-6501

Email:  marshall.huebner @dpw.com

             damian.schaible@dpw.com

Report Preparer: Frontier Airlines Holdings, Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: September 25, 2008	By: /s/ Heather Iden

Heather Iden
Vice President Controller

(1)          See next page for a listing of Debtors by case number.

(2)          All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number
Frontier Airlines, Inc.	08-11297
Frontier Airlines Holdings, Inc.	08-11298
Lynx Aviation, Inc.	08-11299

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

SCHEDULE OF DISBURSEMENTS

Debtor Name	Case Number	Disbursements for April 10, 2008 to April 30, 2008	Disbursements for month ended May 31, 2008	Disbursements for month ended June 30, 2008
Frontier Airlines, Inc.	08-11297	$83,767,766	$142,196,923	$164,914,886
Frontier Airlines Holdings, Inc.	08-11298	$—	$—	$—
Lynx Aviation, Inc.	08-11299	$961,414	$1,353,682	$6,791,728

Debtor Name	Case Number	Disbursements for month ended July 31, 2008	Disbursements for month ended August 31, 2008	Disbursements filing to date
Frontier Airlines, Inc.	08-11297	$143,770,237	$155,230,714	$689,880,526
Frontier Airlines Holdings, Inc.	08-11298	$—	$—	$—
Lynx Aviation, Inc.	08-11299	$4,718,790	$4,944,656	$18,770,270

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

	Month Ended	Month Ended	Month Ended	Month Ended
(In $U.S. 000’s)	August 31, 2008	July 31, 2008	June 30, 2008	May 31, 2008

Revenues:
Passenger	$122,420	$136,935	$127,999	$116,350
Cargo	693	532	589	628
Other	3,715	3,835	3,481	3,106
Total revenues	126,828	141,302	132,069	120,084
Operating expenses:
Flight operations	14,370	13,954	14,314	16,216
Aircraft fuel	60,333	70,486	65,969	62,096
Aircraft lease	9,892	9,785	9,862	9,817
Aircraft and traffic servicing	15,523	15,430	15,538	14,748
Maintenance	8,751	9,362	9,375	10,633
Promotion and sales	8,083	11,311	10,166	13,101
General and administrative	3,443	5,456	2,476	4,724
Operating expenses – regional partner	—	—	2,864	10,698
Loss (gain) on sales of assets, net	—	196	373	(9,216)
Employee separation and other charges	(464)	356	570	—
Depreciation	3,600	3,733	3,717	3,735
Total operating expenses	123,531	140,069	135,224	136,552

Operating income (loss)	3,297	1,233	(3,155)	(16,468)

Nonoperating income (expense):
Interest income	504	393	374	522
Interest expense (contractual interest expense was $11,093 from April 10,2008 to August 31, 2008) (Note 2)	(2,621)	(2,562)	(1,393)	(2,962)
Loss from early extinguishment of debt	(217)	—	—	(239)
Other, net	(65)	49	(1,294)	21
Total nonoperating expenses, net	(2,399)	(2,120)	(2,313)	(2,658)
Income (loss) before reorganization items and income taxes	898	(887)	(5,468)	(19,126)
Reorganization items (Note 4)	6,512	2,360	3,367	2,840
Income taxes		—	—	—

Net loss	$(5,614)	$(3,247)	$(8,835)	$(21,966)

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

CONTINUED

	April 10, 2008 to
(In $U.S. 000’s)	April 30, 2008	Filing to Date

Revenues:
Passenger	$66,833	$570,537
Cargo	322	2,764
Other	1,914	16,051
Total revenues	69,069	589,352
Operating expenses:
Flight operations	10,623	69,477
Aircraft fuel	27,592	286,476
Aircraft lease	6,563	45,919
Aircraft and traffic servicing	10,804	72,043
Maintenance	4,632	42,753
Promotion and sales	6,415	49,076
General and administrative	3,280	19,379
Operating expenses – regional partner	8,726	22,288
Loss (gain) on sales of assets, net	6	(8,641)
Employee separation and other charges	—	462
Depreciation	2,714	17,499
Total operating expenses	81,355	616,731

Operating loss	(12,286)	(27,379)

Nonoperating income (expense):
Interest income	262	2,055
Interest expense (contractual interest expense was $11,093 from April 10,2008 to August 31, 2008) (Note 2)	(1,907)	(11,445)
Loss from early extinguishment of debt	—	(456)
Other, net	2	(1,287)
Total nonoperating expenses, net	(1,643)	(11,133)
Loss before reorganization items and income taxes	(13,929)	(38,512)
Reorganization items (Note 4)	2,531	17,610
Income taxes	—	—

Net loss	$(16,460)	$(56,122)

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEETS

(In $U.S. 000’s, except share data)	August 31, 2008	July 31, 2008	June 30, 2008

ASSETS
Current assets:
Cash and cash equivalents (Note 7)	$74,186	$64,504	$59,314
Short-term investments	3,740	3,740	7,480
Restricted investments	187,609	107,517	115,503
Receivables, net of allowance for doubtful accounts	59,546	58,804	60,690
Security and other deposits	—	—	—
Prepaid expenses and other assets	27,280	33,907	29,279
Inventories, net of allowance	15,838	19,422	18,883
Assets held for sale	858	935	959
Total current assets	369,057	288,829	292,108

Property and equipment, net	771,206	807,990	811,547
Security and other deposits	29,605	25,535	25,499
Aircraft pre-delivery payments	3,497	2,500	13,985
Restricted investments	2,987	2,987	2,845
Deferred loan expenses and other assets	17,135	15,439	15,511
Total assets	$1,193,487	$1,143,280	$1,161,495

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities not subject to compromise:
Current liabilities:
Accounts payable (Note 6)	47,615	47,745	40,722
Air traffic liability	194,523	220,332	236,904
Other accrued expenses	139,792	60,328	58,872
Deferred revenue and other current liabilities	19,305	—	18,352
PDP financing	—	17,521	3,139
Debtor-in-Possession financing	30,000	—	—
Total current liabilities not subject to compromise	431,235	345,926	357,989
Deferred revenue and other liabilities	22,786	23,870	23,462
Total liabilities not subject to compromise	454,021	369,796	381,451

Liabilities subject to compromise (Note 5)	652,712	681,302	684,802
Total liabilities	1,106,733	1,051,098	1,066,253

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares; none issued	—	—	—
Common stock, no par value, stated value of $.001 per share, authorized 1,000,000 shares; 36,945,744 issued and outstanding	37	37	37
Additional paid-in capital	196,468	196,350	196,232
Unearned ESOP shares	(274)	(342)	(411)
Other comprehensive loss	—	—	—
Accumulated deficit	(109,477)	(103,863)	(100,616)
Total stockholders’ equity	86,754	92,182	95,242
Total liabilities and stockholders’ equity	$1,193,487	$1,143,280	$1,161,495

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEETS

CONTINUED

(In $U.S. 000’s, except share data)	May 31, 2008	April 30, 2008

ASSETS
Current assets:
Cash and cash equivalents (Note 7)	$110,058	99,788
Short-term investments	8,501	8,501
Restricted investments	100,480	91,686
Receivables, net of allowance for doubtful accounts	68,260	55,797
Security and other deposits	150	75
Prepaid expenses and other assets	32,544	32,113
Inventories, net of allowance	19,974	15,457
Assets held for sale	1,060	1,150
Total current assets	341,027	304,567

Property and equipment, net	814,836	870,664
Security and other deposits	25,172	25,314
Aircraft pre-delivery payments	13,985	13,985
Restricted investments	2,845	2,845
Deferred loan expenses and other assets	14,193	37,091
Total assets	$1,212,058	1,254,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities not subject to compromise:
Current liabilities:
Accounts payable (Note 6)	50,074	29,273
Air traffic liability	246,818	238,065
Other accrued expenses	62,979	68,060
Deferred revenue and other current liabilities	18,250	18,380
PDP financing	—	—
Total current liabilities not subject to compromise	378,121	353,778
Deferred revenue and other liabilities	23,809	24,194
Total liabilities not subject to compromise	401,930	377,972

Liabilities subject to compromise (Note 5)	706,561	751,135
Total liabilities	1,108,491	1,129,107

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares; none issued	—	—
Common stock, no par value, stated value of $.001 per share, authorized 1,000,000 shares; 36,945,744 issued and outstanding	37	37
Additional paid-in capital	196,090	195,984
Unearned ESOP shares	(480)	(548)
Other comprehensive loss	(299)	(299)
Accumulated deficit	(91,781)	(69,815)
Total stockholders’ equity	103,567	125,359
Total liabilities and stockholders’ equity	$1,212,058	1,254,466

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

	Month Ended	Month Ended	Month Ended	Month Ended
(In $U.S. 000’s)	August 31, 2008	July 31, 2008	June 30, 2008	May 31, 2008

Cash flows from operating activities:
Net loss	$(5,614)	$(3,247)	$(8,835)	$(21,966)
Adjustments to reconcile net loss to net cash used in operating activities:
ESOP and stock option compensation expense	186	187	211	175
Depreciation and amortization	3,737	3,802	3,784	3,789
Assets beyond economic repair	90	49	176	148
Mark to market adjustments on derivative contracts	543	—	—	—
Proceeds received for settled derivative contracts	—	—	—	23,151
Loss (gain) on disposal of equipment and other assets, net	—	196	373	(9,216)
Loss on early extinguishment of debt	218	—	—	239
Unrealized loss on short-term investments	—	—	1,320	—
Changes in operating assets and liabilities:
Restricted investments	457	7,844	(15,023)	(8,793)
Receivables	(1,224)	1,688	8,865	(10,131)
Security and other deposits	(3,225)	(37)	(177)	(358)
Prepaid expenses and other assets	6,627	(4,627)	3,265	(431)
Inventories	3,584	(539)	1,070	(4,517)
Other assets	(2)	20	(584)	(2,275)
Accounts payable	(4,987)	6,371	(23,654)	18,031
Air traffic liability	(25,810)	(16,572)	(9,914)	8,753
Other accrued expenses	79,657	2,853	(2,433)	(9,139)
Deferred revenue and other liabilities	701	(424)	(245)	(514)
Reorganization items	6,512	2,360	3,367	2,840
Net cash provided by (used in) operating activities	61,450	(76)	(38,434)	(10,214)

Cash flows from reorganization activities
Net cash provided by (used in) reorganization activities	555	(3,802)	(3,871)	—

Cash flows from investing activities:
Aircraft purchase deposits made	(1,841)	—	—	—
Aircraft purchase deposits returned	—	11,485	—	—
Sale of short-term investment	—	3,740	—	—
Proceeds from the sale of property and equipment and assets held for sale	78	23	101	59,090
Capital expenditures	(375)	(225)	(599)	(173)
Deposits held in restricted funds for the sale of aircraft	(80,550)	—	—	—
Proceeds from the sale of aircraft – reorganization activity	29,300	—	—	—
Net cash (used in) provided by investing activities	(53,388)	15,023	(498)	58,917

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

CONTINUED

	Month Ended	Month Ended	Month Ended	Month Ended
(In $U.S. 000’s)	August 31, 2008	July 31, 2008	June 30, 2008	May 31, 2008

Cash flows from financing activities:
Proceeds from Debtor-in-Possession financing (post-petition)	30,000	—	—	—
Extinguishment of long-term borrowings	—	—	—	(33,754)
Principal payments on long-term borrowings	(3,005)	(2,801)	(7,858)	(4,679)
Extinguishment of long-term borrowings – reorganization activity	(23,877)	—	—	—
Principal payments on short-term borrowing	—	(3,139)	—	—
Payment of financing fees.	(2,053)	(15)	(83)	—
Net cash provided by (used in) financing activities	1,065	(5,955)	(7,941)	(38,433)

Increase (decrease) in cash and cash equivalents	9,682	5,190	(50,744)	10,270
Cash and cash equivalents at beginning of period	64,504	59,314	110,058	99,788
Cash and cash equivalents at end of period	$74,186	$64,504	$59,314	$110,058

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

CONTINUED

	April 10, 2008 to
(In $U.S. 000’s)	April 30, 2008	Filing to Date

Cash flows from operating activities:
Net loss	$(16,460)	(56,122)
Adjustments to reconcile net loss to net cash used in operating activities:
ESOP and stock option compensation expense	119	878
Depreciation and amortization	2,793	17,905
Assets beyond economic repair	72	535
Mark to market adjustments on derivative contracts	(4,853)	(4,310)
Proceeds received for settled derivative contracts	—	23,151
Loss (gain) on disposal of equipment and other assets, net	6	(8,641)
Loss on early extinguishment of debt	—	457
Unrealized loss on short-term investments	—	1,320
Changes in operating assets and liabilities:
Restricted investments	(12,443)	(27,958)
Receivables	483	(319)
Security and other deposits	(105)	(3,902)
Prepaid expenses and other assets	(581)	4,253
Inventories	(31)	(433)
Other assets	2,628	(213)
Accounts payable	6,928	2,689
Air traffic liability	4,607	(38,936)
Other accrued expenses	8,378	79,316
Deferred revenue and other liabilities	1,783	1,301
Reorganization items	2,531	17,610
Net cash provided by (used in) operating activities	(4,145)	8,581

Cash flows from reorganization activities
Net cash used in reorganization activities	—	(7,118)

Cash flows from investing activities:
Aircraft purchase deposits made	—	(1,841)
Aircraft purchase deposits returned	—	11,485
Sale of short-term investment	—	3,740
Proceeds from the sale of property and equipment and assets held for sale	113	59,405
Capital expenditures	(3,436)	(4,808)
Deposits held in restricted funds for the sale of aircraft	—	(80,550)
Proceeds from the sale of aircraft – reorganization activity	—	29,300
Net cash (used in) provided by investing activities	(3,323)	16,731

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

CONTINUED

	April 10, 2008 to
(In $U.S. 000’s)	April 30, 2008	Filing to Date

Cash flows from financing activities:
Proceeds from Debtor-in-Possession financing (post-petition)	—	30,000
Extinguishment of long-term borrowings	—	(33,754)
Principal payments on long-term borrowings	—	(18,343)
Principal payments on short-term borrowings	—	(3,139)
Payment of financing fees	—	(2,151)
Extinguishment of long-term borrowings – reorganization activity	—	(23,877)
Net cash used in financing activities	—	(51,264)

Increase (decrease) in cash and cash equivalents	(7,468)	(33,070)
Cash and cash equivalents at beginning of period	107,256	107,256
Cash and cash equivalents at end of period	$99,788	74,186

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

NOTES TO MONTHLY OPERATING REPORT

1.  Background and Organization

General – Frontier Airlines Holdings, Inc. (“Frontier Holdings” or the “Company”) is an international airline carrier ranking as the second largest carrier out of Denver International Airport, with an average of 360 daily system-wide departures and arrivals.

Chapter 11 Reorganization Cases – On April 10, 2008 (the “Petition Date”), Frontier Holdings and its two subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. On April 24, 2008, the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors.

2.  Basis of Presentation

Condensed Consolidated Debtor-in-Possession Financial Statements – The unaudited financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors.  The results of operations for the period from April 11 to April 30, 2008 were estimated based upon estimates that included the use of statistical data, processed revenue, fuel purchases, and a pro-ration of calendar days within the month of April.  Amounts presented in the unaudited statement of cash flows for the period from April 11 to April 30, 2008 were estimated based on estimated asset and liability balances as of the filing date and actual balances as of April 30, 2008, as well as the aforementioned estimated results of operations for the period from April 11 to April 30, 2008.

American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7. Further information concerning the Debtors’ accounting policies can be found in the footnotes to our Annual Report on Form 10-K for the period ended March 31, 2008 and subsequent filings on Form 10-Q filed with the United States Securities and Exchange Commission.

The unaudited consolidated financial statements have been derived from the books and records of the Debtors.  Certain financial information, however, has not been subject to procedures that typically would be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and, upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information will be subject to changes.  These changes could be material.  The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that typically would be made for quarterly financial statements in accordance with U.S. GAAP.  Certain prepaid balances and pre- and post-petition trade accounts payable balances are subject to further review and reclassification.  In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended March 31, 2008 and subsequent filings on Form 10-Q filed with the United States Securities and Exchange Commission.

The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year, and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.

Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein.

Property and Equipment, net – Recorded at cost net of accumulated depreciation.

Reclassification of Prior Month Amounts - Certain prior month items have been reclassified to conform to the current month presentation.

Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt for the reporting periods, including debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.

Taxes – The Debtor accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws.  Due to the Company’s history of operating losses over the past few years, combined with the projection of continued operating losses, a full valuation allowance was established against its deferred tax assets during the tax year ended March 31, 2007.  As a result, Frontier Holdings discontinued recognizing income tax benefits for net operating losses and continues to record a full valuation allowance against all deferred tax assets.

The Debtors have received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain first day motions.  As such, the Debtors have paid such taxes when due.

Further, employee withholding obligations are pre-funded by the Debtors and paid directly by the Debtors’ payroll contractor, Automatic Data Processing, Inc. (“ADP”).  Thus, no further information regarding taxes is included in this report.

3.  Cash Management System & Use of Cash

The Court has entered an order authorizing the Debtors to continue to use their existing cash management system including: (i) investment guidelines; (ii) maintenance of existing bank accounts and business forms; and (iii) the authorization to open and close bank accounts.  The Debtors are continuing to collect and disburse cash since the Petition Date using the existing cash management system.

4.  Reorganization Items

SOP 90-7 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under Chapter 11.  The Debtors’ reorganization items consist of the following:

(In $U.S. 000’s)	Month ended August 31, 2008	Month ended July 31, 2008	Month ended June 30, 2008	Month ended May 31, 2008	April 11, 2008 to April 30, 2008	Filing to Date

Professional fees directly related to reorganization	$2,035	2,360	2,983	2,157	2,221	$11,756
Loss on Sale-leaseback transaction	4,654	—	—	—	—	4,654
Other	(177)	—	384	683	310	1,200
Total reorganization items	$6,512	2,360	3,367	2,840	2,531	$17,610

Professional fees directly related to the reorganization (“Professional Fees”) include fees associated with advisors to the Debtors, the statutory committee of unsecured creditors and certain secured creditors.   Other expenses are primarily related to defaulted interest expense.  Professional Fees are estimated by the Debtors and will be reconciled to actual invoices when received.

5.  Liabilities Subject to Compromise

As a result of the Chapter 11 Filings, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. At hearings held in April 2008, the Court granted final approval of many of the Debtors’ “first day” motions covering, among other things, human capital obligations, supplier relations (including fuel supply and fuel contracts), insurance, customer relations, business operations, certain tax matters, cash management, utilities, case management and retention of professionals.

The Debtors may reject pre-petition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. Holders of pre-petition claims will be required to file proofs of claims by a bar date to be determined by the court.  A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases.  The Debtors will notify all known claimants subject to the bar date of their need to file a proof of claim with the Court. Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

SOP 90-7 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

Liabilities subject to compromise consist of the following:

(In $U.S. 000’s)	August 31, 2008	July 31, 2008	June 30, 2008	May 31, 2008	April 30, 2008

Accounts payable and other accrued expenses	$51,635	53,571	55,024	$66,954	$71,883
Property tax payable	8,475	7,683	6,680	5,724	4,812
Accrued interest expense	3,937	4,315	4,477	3,906	5,853
Accrued maintenance events	2,524	2,711	2,798	3,157	3,334
Secured aircraft debt	494,141	521,022	523,823	531,681	570,114
PDP financing	—	—	—	3,139	3,139
Convertible bonds	92,000	92,000	92,000	92,000	92,000
Total liabilities subject to compromise	$652,712	681,302	684,802	$706,561	$751,135

Liabilities subject to compromise includes trade accounts payable related to pre-petition purchases, all of which were scheduled for payment in the post-petition period.  As a result, the cash flows from operations were favorably affected by the stay of payment related to these accounts payable.

6.   Post-petition Accounts Payable

To the best of the Debtors’ knowledge, all undisputed post-petition accounts payable have been and are being paid under agreed-upon payment terms except for approximately $1.1 million of invoices received, not yet paid, as of August 31, 2008.  The amounts past-due as of August 31, 2008 do not exceed 30 days past-due unless the invoices are in dispute or were not received by the debtor in a timely manner.

7.   Passenger Facility Charges

Passenger Facility Charges (“PFC”) are assessed on the sale of tickets to end customers and are collected by the Company as an agent and remitted to the respective taxing authority.  These taxes and fees are recorded as a liability until remitted to the respective taxing authority.  As mandated by Federal Regulations for any air carrier that has filed for protection under chapter 11 of the Bankruptcy Code, the Company established a separate reserve account for these funds.  The balances of collected PFC funds as of August 31, 2008, July 31, 2008, June 30, 2008, May 31, 2008 and April 30, 2008 was $5.5 million, $5.1 million, $4.8 million, $5.3 million and $4.5 million, respectively, and is included in cash and cash equivalents in the condensed and consolidated balance sheet.

8.  Debtor-in-Possession (“DIP”) Financing

On August 5, 2008, the Bankruptcy Court approved a secured super-priority debtor-in-possession credit agreement (“DIP Credit Agreement”) with Republic Airways Holdings, Inc., Credit Suisse Securities (USA) LLC, AQR Capital LLC, and CNP Partners, LLC (the “Lenders”), each a member of the Unsecured Creditors Committee in the Company’s Chapter 11 Bankruptcy cases.  The DIP Credit Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including reporting requirements and maintenance of financial covenants.  The DIP Credit Agreement provides for the payment of interest at an annual rate of 16% interest, or annual interest of 14% if the Debtors pay the interest monthly.  The DIP Credit Agreement will mature on April 1, 2009.  On August 8, 2008, the DIP facility was funded in the amount of $30 million, before applicable fees of approximately $2.0 million. The Lenders will consider funding an additional $45.0 million subject to the terms and conditions of the DIP Credit Agreement.